SRK Denver
Suite 3000
7175 West Jefferson Avenue
Lakewood, CO 80235

T: 303.985.1333
F: 303.985.9947

denver@srk.com
www.srk.com

CONSENT OF SRK CONSULTING (U.S.), INC.

We hereby consent to the incorporation by reference to Hibbing Taconite 2012 Reserves and Bloom Lake 2011 Reserves in Cliffs Natural Resources Inc.'s (the "Company") Registration Statement on Form S-3 and related prospectus, and any amendments and supplements thereto (the "Registration Statement"), of any reserve estimates and other analyses performed by us in our capacity as an independent consultant to the Company. We also consent to all references to us in the prospectus contained in such Registration Statement, including under the heading "Experts."

Date: February 8, 2013

SRK CONSULTING (U.S.), INC.

Fernando Rodrigues, B.S. Mining, MBA, MAusIMM, MMSAQP
Principal Consultant, Mining

U.S. Offices:
Anchorage 907.677.3520
Denver 303.985.1333
Elko 775.753.4151
Fort Collins 970.407.8302
Reno 775.828.6800
Tucson 520.544.3688

Mexico Office:
Guadalupe, Zacatecas
52.492.927.8982

Canadian Offices:
Saskatoon 306.955.4778
Sudbury 705.682.3270
Toronto 416.601.1445
Vancouver 604.681.4196
Yellowknife 867.873.8670

Group Offices:
Africa
Asia
Australia
Europe
North America
South America